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                                                                     EXHIBIT 4.3


                             CERTIFICATE OF TRUST

          The undersigned, the trustees of McKesson Financing Trust III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12

Del. C. (S) 3801 et seq., hereby certify as follows:
---- --          -- ---

          i. The name of the business trust being formed hereby (the "Trust") is "McKesson Financing Trust III."

          ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               First Chicago Delaware Inc.
               300 King Street
               Wilmington, DE 19801

          iii. This Certificate of Trust shall be effective as of the date of its filing.

Dated:  April 23, 1998

                                 /s/ Nancy Miller
                              ----------------------------------------
                              Name:  Nancy Miller
                              Title: Regular Trustee


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Institutional Trustee


                              By:    /s/ Steve Wagner
                                  ---------------------------------------
                                     Name:  Steve Wagner
                                     Title: Vice President


                              FIRST CHICAGO DELAWARE INC.,
                              as Delaware Trustee


                              By:    /s/ Steve Wagner
                                  ---------------------------------------
                                     Name: Steve Wagner
                                     Title: Vice President